EXHIBIT 99.1

Pope Resources Announces NASDAQ Ticker Symbol Change

POULSBO, Wash., April 3, 2008 (PRIME NEWSWIRE) -- Pope Resources (Nasdaq:POPE) announced today that effective tomorrow, April 4, 2008, its Nasdaq trading symbol will be POPE instead of POPEZ. This change in the company's ticker symbol represents a simplification of the former symbol as Nasdaq determined that the non-standard fifth-letter "Z" was no longer necessary for Pope Resources.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 430,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

The Pope Resources logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4892

CONTACT:  Pope Resources
          Tom Ringo, VP & CFO
          360.697.6626
          Fax 360.697.1156